Exhibit 99.2

Tripos Announcement

20 November 2006

Strategic Rationale Recap

•         Announced in January 2006 intention to pursue strategic process

-        Public company status for Tripos was a burden, not a benefit

•         Cost of regulatory compliance, filings

•         Lack of liquidity

•         Poor vehicle for capital access for Tripos

-        Changes in the broad discovery research market demands separation of the informatics and chemistry businesses

-        Each business needs dedicated focus to ensure successful implementation of their business plans

Strategic Process Outline

•         138 strategic and financial parties engaged

-        47 interested in whole company

-        32 interested in Discovery Informatics business only

-        14 interested in Discovery Research business only

-        47 without defined interests

•         38 executed non-disclosure agreements with Tripos

•         30 parties held meetings with Tripos management

•         16 parties submitted proposals

-        8 parties submitted revised proposals

-        2 parties entered negotiations for purchase of the whole company

-        1 party in final negotiations for Discovery Research business

-        1 party announced this morning the agreement to acquire Discovery Informatics business - subject to shareholder approval

Introducing Vector Capital

•         Elizabeth Katz - Principal in Vector Capital

•         Jim Hopkins - CEO-designate of future Tripos business